UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DENTSPLY International Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17401

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 20, 2015

Explanatory Note: The purpose of this Supplement to the Proxy Statement of DENTSPLY International Inc., filed with the Securities and Exchange Commission on April 10, 2015, is to correct a typographical error appearing in the “Compensation Discussion and Analysis” section of the Proxy Statement. On page 33, under the heading “Determination of Annual Incentive Awards,” the financial target related to corporate adjusted net income for 2014 was $360.1 million, not $306.1 million.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The date of this Supplement to the Proxy Statement is May 11, 2015